REDEMPTION, SETTLEMENT AND RELEASE AGREEMENT


                  REDEMPTION, SETTLEMENT AND RELEASE AGREEMENT, dated as of April ___, 2005 (this "Agreement"), by and between SMARTIRE SYSTEMS INC., a corporation organized and existing under the laws of the Yukon Territory (the "Purchaser"), Palisades Master Fund, L.P. ("Palisades"), a British Virgin Island limited partnership and PEF Advisors, Ltd. ("PEF"), a [_______] (Palisades and PEF shall be referred to herein, collectively, as the "Seller").

                  WHEREAS, on December 24, 2003, the Purchaser issued to Palisades and PEF a Convertible Debenture due April 1, 2006 (the "Convertible Debenture"), evidencing the Purchaser's indebtedness to Palisades in the principal amount of $961,530.43 and to PEF in the principal amount of $320,512.82;

                  WHEREAS, a dispute arose between the Purchaser and the Seller over certain provisions contained in the Convertible Debenture;

                  WHEREAS, the Purchaser and the Seller have previously attempted to settle their differences with respect to this dispute; and

                  WHEREAS, the Purchaser and the Seller desire to resolve all remaining disputes over the Convertible Debenture, and for this reason, have entered into this Agreement, which sets forth the terms and conditions upon which the Seller is conveying to the Purchaser and the Purchaser is redeeming from the Seller the remaining balance of $379,902.74 due to Seller under the Convertible Debenture (comprised of $354,559.58 with respect to Palisades and $25,343.16 with respect to PEF) .

                  NOW THEREFORE, in consideration of the mutual agreements contained herein, the parties agree as follows:

                  1. Purchase and Sale of Convertible Debenture. Subject to the terms and conditions of this Agreement, and in reliance on the respective representations, warranties and covenants contained herein, at and immediately following the Closing described in Section 2 hereof, the Seller will sell, assign, transfer and convey to the Purchaser free and clear of all Liens (as such term is defined in Section 4(c)) and the Purchaser will redeem from the Seller, the Convertible Debenture for aggregate consideration of $457,998.72 (comprised of $427,586.93 to Palisades and $30,411.79 to PEF) in cash (the "Purchase Price").

                  2. Deliveries at the Closing. At the closing of the sale and purchase of the Convertible Debenture contemplated by Section 1 hereof (the "Closing"), presently contemplated to occur on April 26, 2005, (i) the Seller (or Escrow Agent, as hereinafter defined) shall deliver to the Purchaser the Convertible Debenture and (ii) the Purchaser shall deliver to the Seller (or Escrow Agent) the Purchase Price by a wire transfer of immediately available funds to a bank account or accounts previously designated to the Purchaser by the Seller (or Escrow Agent). The Closing shall be held at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166. The Purchaser will furnish advance notice to the Seller (or Escrow Agent) of the time and date of the Closing.

                  3. Escrow of Convertible Debenture. Concurrently with the execution of this Agreement, the Seller shall deliver to Greenberg Traurig, LLP, as escrow agent (the "Escrow Agent"), the Convertible Debenture to be held in escrow pending the Closing. The Seller hereby irrevocably appoints the Escrow Agent as its attorney-in-fact to deliver the Convertible Debenture to the Purchaser at the Closing.

                  4. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser both on the date hereof and on the date of the Closing as follows:

                           (a) The Seller has the requisite power and authority
to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

                           (b) The Seller is duly organized and validly existing
and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                           (c) The Seller is the sole beneficial owner (within
the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Convertible Debenture and has good and marketable title to the Convertible Debenture and there exists no liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting the Convertible Debenture;

                           (d) Upon transfer to the Purchaser by the Seller of
the Convertible Debenture, the Purchaser will have good and marketable title to the Convertible Debenture free and clear of all Liens;

                           (e) The Convertible Debenture constitutes all of the
securities of the Purchaser beneficially owned, directly or indirectly, by the Seller or any of its "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which definition shall apply for all purposes of this Agreement);

                           (f) The Convertible Debenture has never been
converted, in whole or in part, into shares of Common Stock of the Purchaser other than the partial conversion of $104,514.35 on September 24, 2004;

                           (g) The execution of this Agreement by the Seller
does not, and the performance by the Seller of its obligations hereunder will not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Seller is a party or by which the Seller is bound or any judgment, decree or order applicable to the Seller; and

                           (h) Neither the execution and delivery of this
Agreement nor the performance by the Seller of its obligations hereunder will violate any provision of law applicable to the Seller or require any consent or approval of, or filing with or notice to any public body or authority under any provision of law applicable to the Seller other than notices or filings pursuant to the federal securities laws.

                  5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller both on the date hereof and on the date of the Closing as follows:

                           (a) The Purchaser is duly organized and validly
existing and in good standing under the laws of the jurisdiction of its incorporation, has the requisite corporate power and authority to execute, deliver and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                           (b) The execution of this Agreement by the Purchaser
does not, and the performance by the Purchaser of its obligations hereunder will


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

not, constitute a violation of, conflict with or result in a default under any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Purchaser is a party or by which the Purchaser is bound or any judgment, decree or order applicable to the Purchaser; and

                           (c) Neither the execution and delivery of this
Agreement nor the performance by the Purchaser of its obligations hereunder will violate any provision of law applicable to the Purchaser or require any consent or approval of, or filing with or notice to any public body or authority under, any provision of law applicable to the Purchaser other than notice or filings pursuant to the federal securities laws.

                  6. Release and Waiver.

                  (a) Effective upon the Closing, the Seller, for itself and its affiliates and successors and assigns, hereby releases and discharges the Purchaser and its respective directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which the Seller or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection with any occurrences or events whatsoever occurring up to the Closing, but excluding obligations under this Agreement. The Seller, for itself and its affiliates and successors and assigns, hereby waives any right it may have under any provision contained in the Convertible Debenture and hereby consents to the Purchaser's prepayment of the Convertible Debenture.

                  (b) Effective upon the Closing, the Purchaser, for itself and its affiliates and successors and assigns, hereby releases and discharges the Seller and its respective directors and officers, affiliates, representatives, attorneys, agents, successors and assigns from all suits, claims, charges, liabilities and causes of action, whatsoever, whether known or unknown, in law or equity or otherwise, which the Purchaser or its affiliates, successors and assigns have or may have against any or all of them arising out of, relating to, or in connection with any occurrences or events whatsoever occurring up to the Closing, but excluding obligations under this Agreement.

                  7. Specific Performance. Each of the Purchaser and the Seller acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and would not be made whole by monetary damages. It is accordingly agreed that the Purchaser and the Seller, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and/or to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having personal and/or subject matter jurisdiction.

                  8. Expenses. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses and all sales, transfer or other similar taxes payable in connection with this Agreement (including, but not limited to, any transfer taxes payable in connection with the sale of the Convertible Debenture), will be borne by the party incurring such taxes.

                  9. Brokerage. Each of the Purchaser and the Seller represents and warrants to the other that the negotiations relevant to this Agreement have been carried on by each of the Purchaser, on the one hand, and the Seller, on the other hand, directly with the other, and that there are no claims for finder's fees or brokerage commissions or other like payments in connection with this Agreement.

                  10. Cashless Exercise of the Warrants. Concurrently with the Closing, the Palisades, PEF, HPC Capital Management ("HPC") and Talisman Management Limited ("Talisman") hereby exercise all warrants held by them of the Purchaser via cashless exercise whereupon Palisades whereupon, at the Closing


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

each such holder shall deposit their respective warrants to the Escrow Agent and the Purchaser shall deliver certificates representing the common stock of the Purchaser registered as follows:

                  Palisades Master Fund LP                    2,597,839
                  HPC Capital Management                      197,368
                  PEF Advisors, Ltd. (assigned from Talisman) 789,474

         Talisman hereby assigns and transfers all of its warrant shares issuable upon said exercise to PEF Advisors, Ltd. Pursuant to Rule 144 under the Securities Act of 1933, as amended, all certificates representing such shares shall be issued free of any legend and may be immediately resold, except a certificate registered in the name of Palisades Master Fund LP representing 146,344 shares, which shall be eligible for resale pursuant to Rule 144 on the earlier of July 15, 2005 and the date SmarTire Systems Inc. files an effective registration statement.

                  11. Further Assurances. The Seller shall use its best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

                  12. Miscellaneous.

                           (a) This Agreement constitutes the entire agreement
and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties to this Agreement.

                           (b) This Agreement shall inure to the benefit of and
be binding upon the parties hereto and their respective directors, officers, heirs, legal representatives, attorneys, successors and assigns, including any person who may succeed to the assets or business of the Purchaser by way of a consolidation, merger, sale of substantially all of the Purchaser's assets or purchase of substantially all of the Purchaser's stock.

                           (c) All representations, warranties and covenants
shall survive the Closing.

                           (d) This Agreement shall be governed by and construed
and enforced in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof. The Purchaser and the Seller consent to the jurisdiction and venue of the Courts of the State of New York within New York County and the United States District Court of the Southern District of New York in connection with any claim or controversy arising out of or relating to this Agreement.

                           (e) All notices and other communications under this
Agreement shall be in writing and delivery thereof shall be deemed to have been made when transmitted by hand delivery, commercial overnight delivery service, telegram, telex, telecopier or facsimile transmission, when confirmed, to the party entitled to receive the same at the address indicated below or at such other address as such party shall have specified by written notice to the other parties hereto given in accordance herewith:

                           (i)      if to the Purchaser, addressed to:

                                    SmarTire Systems Inc.
                                    Suite 150, 13151 Vanier Place


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

                                    Richmond, British Columbia
                                    Attn:  Jeff Finkelstein
                                    Fax:  604-276-2350

                                    with a copy to:

                                    Greenberg Traurig, LLP
                                    The MetLife Building
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attn:  Spencer G. Feldman, Esq.
                                    Fax:  (212) 801-6400

                           (ii)     if to the Seller, addressed to:

                                    Harbour House, 2nd Floor, Waterfront Drive
                                    PO Box 972, Road Town, Tortola
                                    British Virgin Islands
                                    Attn:
                                    Fax:

                                    Delivery of securities to:

                                    PEF Advisors LLC
                                    200 Mansell Court East
                                    Roswell, Georgia 30076
                                    Attn:  Paul T. Mannion, Jr.

                                    with a copy to:

                                    Feldman Weinstein, LLP
                                    The Graybar Building
                                    420 Lexington Avenue
                                    New York, New York 10170-0002
                                    Attn:  Robert Charron
                                    Fax: (212) 401 4741

                           (f) Any waiver by any party of a breach of any
provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other terms of this Agreement. This Agreement may be executed in counterparts.


                           (g) Time is of the essence with respect to the
obligations of the parties under this Agreement.


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

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the Purchaser and the Seller have executed this Agreement on the date first above written.

                                   SMARTIRE SYSTEMS, INC.


                                   By:      /s/R. Rudman
                                      -------------------------------
                                        Name: R. Rudman
                                        Title:President and CEO





                                   PALISADES MASTER FUND, L.P.


                                   By:      /s/Paul T Mannion
                                      -------------------------------
                                        Name: Paul T. Mannion
                                        Title: General Partner





                                   PEF ADVISORS, Ltd.


                                   By:      /s/Andrew Reckles
                                      -------------------------------
                                        Name: Andrew Reckles
                                        Title:

For purposes of Section 10 only:

HPC Capital Management                        Talisman Management Limited


By: /s/Vincent Sparra                         By: /s/Gordon J. Mundy
    ------------------                            -------------------
         Name:    Vincent Sparra                     Name: /s/Gordon J. Mundy
         Title:   President                          Title: Director


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